Exhibit 99.1

NEWS RELEASE

6950 South Potomac St.

Suite 300

Centennial, CO  80112

Investor Contact:

Deborah K. Pawlowski

Kei Advisors LLC

716.843.3908

dpawlowski@keiadvisors.com

Navajo Nation Council Resources and Development Committee Resolution Acknowledges Uranium Resources Existing Right-of-Way and Surface Use at its Churchrock Properties

Established subcommittee to draft terms of agreement which will define mutual benefits for the Navajo Nation and Uranium Resources

CENTENNIAL, CO, December 24, 2013 — Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced today that on December 23, 2013, the Navajo Nation Council Resources and Development Committee (“NNRDC”) acknowledged the right-of-way and surface use at its Churchrock properties licensed by the U.S. Nuclear Regulatory Commission.  The NNRDC has the authority to take action with regard to right-of-way issues.  The Committee acknowledged the right-of-way and surface and mineral access rights granted in the 1929 Deed by the Santa Fe Pacific Railroad Company.  The same access rights were passed to URI as the successor-in interest to the Deed.

The NNRDC also authorized the creation of a Subcommittee to work with the Navajo Nation Executive Director of the Natural Resources Division and the Department of Justice, along with representatives of URI.  The Subcommittee’s task is to consider the terms of an agreement that results in mutual gains for both the Navajo Nation and URI, considering the right of way and surface use granted in the 1929 Deed.

Christopher M. Jones, President and CEO stated, “The Committee’s resolution is a very positive development for URI.  We look forward to future discussions with the Subcommittee and the potential gains for both the Navajo Nation and URI from the development of a mutual agreement.”

About Uranium Resources, Inc.

Uranium Resources, Inc. explores for, develops and restores uranium projects.  URI has over 206,600 acres of uranium mineral holdings in New Mexico, processing facilities and properties in Texas, and an NRC license to recover up to three million pounds of uranium per year using the in situ recovery (ISR) process.  The Company acquired these properties over the past 20 years, along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the timing and ultimate discussions with the Subcommittee, the Company’s mineralized uranium materials, and the planned recovery at

-MORE-

the Company’s properties are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the Company’s ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s projects, government and tribal regulation of the uranium industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

###